Exhibit 99.1

BANKUNITED, INC. REPORTS THIRD QUARTER 2021 RESULTS

Miami Lakes, Fla. — October 21, 2021 — BankUnited, Inc. (the “Company”) (NYSE: BKU) today announced financial results for the quarter ended September 30, 2021.
"The Company delivered a solid quarter. We're pleased by our continued progress in improving the deposit book and in the positive direction of credit trends" said Rajinder Singh, Chairman, President and Chief Executive Officer.
For the quarter ended September 30, 2021, the Company reported net income of $86.9 million, or $0.94 per diluted share, compared to $104.0 million or $1.11 per diluted share for the immediately preceding quarter ended June 30, 2021 and $66.6 million, or $0.70 per diluted share, for the quarter ended September 30, 2020.
For the nine months ended September 30, 2021, the Company reported net income of $289.7 million, or $3.12 per diluted share, compared to $112.1 million, or $1.17 per diluted share, for the nine months ended September 30, 2020. On an annualized basis, earnings for the nine months ended September 30, 2021 generated a return on average stockholders' equity of 12.4% and a return on average assets of 1.09%.
Financial Highlights
•Net interest income decreased by $3.2 million compared to the immediately preceding quarter ended June 30, 2021 and increased by $7.6 million compared to the quarter ended September 30, 2020. The net interest margin, calculated on a tax-equivalent basis, was 2.33% for the quarter ended September 30, 2021 compared to 2.37% for the immediately preceding quarter and 2.32% for the quarter ended September 30, 2020. The net interest margin was impacted by pressure on earning asset yields, in part resulting from lower than expected commercial loan growth for the quarter, leading to continued deployment of liquidity into securities. Lower recognition of PPP fees also had an impact.
•As expected, the average cost of total deposits continued to decline, dropping by 0.05% to 0.20% for the quarter ended September 30, 2021 from 0.25% for the immediately preceding quarter ended June 30, 2021, and 0.57% for the quarter ended September 30, 2020. On a spot basis, the average annual percentage yield ("APY") on total deposits declined to 0.19% at September 30, 2021 from 0.22% at June 30, 2021 and 0.36% at December 31, 2020.
•Non-interest bearing demand deposits grew by $324 million during the quarter ended September 30, 2021 while average non-interest bearing demand deposits grew by $749 million compared to the immediately preceding quarter. Average non-interest bearing demand deposits grew by $2.7 billion compared to the third quarter of the prior year. At September 30, 2021, non-interest bearing demand deposits represented 33% of total deposits, compared to 25% of total deposits at December 31, 2020.
•Total deposits declined by $493 million during the quarter ended September 30, 2021, as the Company continues to execute on a strategy focused on improving the quality of the deposit base rather than on growth in total deposits. Money market and savings deposits declined by $1.1 billion in the third quarter. The majority of this decline was attributable to reductions in accounts that management believes will be more price sensitive in a rising rate environment.
•For the quarter ended September 30, 2021, the Company recorded a recovery of credit losses of $(11.8) million compared to a recovery of $(27.5) million for the immediately preceding quarter ended June 30, 2021 and a provision for credit losses of $29.2 million for the quarter ended September 30, 2020. For the nine months ended September 30, 2021 and 2020, the provision for (recovery of) credit losses was $(67.4) million and $180.1 million, respectively. Year over year volatility in the provision related to the expected economic impact of the onset of the COVID-19 pandemic in 2020 and subsequent recovery in 2021.
•As expected, as the economy emerges from the COVID-19 crisis and our borrowers' operating results improve, criticized and classified loans continued to decline. During the quarter ended September 30, 2021, total criticized and classified loans declined by $240 million. The ratio of non-performing loans to total loans declined to 1.21% at September 30, 2021 from 1.28% at June 30, 2021.

•Loans currently under short-term deferral totaled $17 million and loans modified under the CARES Act totaled $267 million for a total of $285 million at September 30, 2021, down from a total of $497 million at June 30, 2021.
•Total loans and operating lease equipment, excluding the runoff of PPP loans, grew by $74 million for the quarter ended September 30, 2021.
•Book value per common share and tangible book value per common share continued to accrete, increasing to $34.39 and $33.53, respectively, at September 30, 2021 from $33.91 and $33.08, respectively, at June 30, 2021 and $32.05 and $31.22, respectively at December 31, 2020.
•During the quarter ended September 30, 2021, the Company repurchased approximately 3.2 million shares of its common stock for an aggregate purchase price of $129.4 million, at a weighted average price of $40.62 per share.
•On October 20, 2021, the Company's Board of Directors authorized the repurchase of up to an additional $150 million in shares of its outstanding common stock.
Loans and Leases
A comparison of loan and lease portfolio composition at the dates indicated follows (dollars in thousands):

	September 30, 2021		June 30, 2021		December 31, 2020
Residential and other consumer loans	$7,827,224	34.3%	$7,076,274	30.9%	$6,348,222	26.6%
Multi-family	1,181,935	5.2%	1,256,711	5.5%	1,639,201	6.9%
Non-owner occupied commercial real estate	4,537,078	19.9%	4,724,183	20.7%	4,963,273	20.8%
Construction and land	163,988	0.7%	218,634	1.0%	293,307	1.2%
Owner occupied commercial real estate	2,012,376	8.8%	1,960,900	8.6%	2,000,770	8.4%
Commercial and industrial	4,166,914	18.3%	4,205,795	18.4%	4,447,383	18.6%
PPP	332,548	1.5%	491,960	2.1%	781,811	3.3%
Pinnacle	932,865	4.1%	1,046,537	4.6%	1,107,386	4.6%
Bridge - franchise finance	396,589	1.7%	463,874	2.0%	549,733	2.3%
Bridge - equipment finance	379,446	1.7%	421,939	1.8%	475,548	2.0%
Mortgage warehouse lending ("MWL")	877,006	3.8%	1,018,267	4.4%	1,259,408	5.3%
	$22,807,969	100.0%	$22,885,074	100.0%	$23,866,042	100.0%
Operating lease equipment, net	$659,935		$667,935		$663,517
Residential continues to be an area of strength; residential and other consumer loans grew by $751 million during the quarter ended September 30, 2021. GNMA early buyout loans grew by $50 million, totaling $1.9 billion at September 30, 2021.
The majority of commercial portfolio segments showed net declines for the quarter ended September 30, 2021 as payoffs outpaced production. Commercial real estate portfolio segments in the aggregate declined by $317 million while commercial and industrial loans, including owner-occupied commercial real estate, remained relatively flat, growing by $13 million. Balances for Pinnacle, Bridge and mortgage warehouse declined by $114 million, $110 million and $141 million, respectively. The decrease in multifamily loans was largely attributable to $76 million of runoff in the New York portfolio.
PPP loans declined by $159 million during the quarter ended September 30, 2021, due to forgiveness of first draw program loans.

Asset Quality and the Allowance for Credit Losses
The following table presents information about non-performing loans, loans on deferral and CARES Act modifications at September 30, 2021 (dollars in thousands):

	Non-Performing Loans	Currently Under Short-Term Deferral	CARES Act Modification
Residential and other consumer (1)	$33,161	$17,439	$23,012
Commercial:
CRE by Property Type:
Retail	18,678	—	15,874
Hotel	22,043	—	81,632
Office	5,260	—	—
Multi-family	11,018	—	7,317
Other	7,193	—	—
Owner occupied commercial real estate	22,192	—	15,775
Commercial and industrial	125,550	—	95,871
Bridge - franchise finance	31,569	—	27,717
Total commercial	243,503	—	244,186
Total	$276,664	$17,439	$267,198

(1)    Excludes government insured residential loans.
In the table above, "currently under short-term deferral" refers to loans subject to a 90-day payment deferral at September 30, 2021 and "CARES Act modification" refers to loans subject to longer-term modifications that, were it not for the provisions of the CARES Act, would likely have been reported as TDRs. Non-performing loans may include some loans that have been modified under the CARES Act.
Non-performing loans totaled $276.7 million or 1.21% of total loans at September 30, 2021, compared to $292.7 million or 1.28% of total loans at June 30, 2021 and $244.5 million or 1.02% of total loans at December 31, 2020. Non-performing loans included $49.1 million, $47.7 million and $51.3 million of the guaranteed portion of SBA loans on non-accrual status, representing 0.22%, 0.21% and 0.22% of total loans at September 30, 2021, June 30, 2021 and December 31, 2020, respectively.
The following table presents criticized and classified commercial loans at the dates indicated (in thousands):

	September 30, 2021	June 30, 2021	December 31, 2020
Special mention	$153,373	$138,064	$711,516
Substandard - accruing	1,432,801	1,684,666	1,758,654
Substandard - non-accruing	227,055	229,646	203,758
Doubtful	16,447	17,332	11,867
Total	$1,829,676	$2,069,708	$2,685,795

The following table presents the ACL at the dates indicated, related ACL coverage ratios and net charge-off rates for the quarters ended September 30, 2021 and June 30, 2021 and the year ended December 31, 2020 (dollars in thousands):

	ACL	ACL to Total Loans (1)	ACL to Non-Performing Loans	Net Charge-offs to Average Loans (2)
December 31, 2020	$257,323	1.08%	105.26%	0.26%
June 30, 2021	$175,642	0.77%	60.02%	0.24%
September 30, 2021	$159,615	0.70%	57.69%	0.19%

(1)    ACL to total loans, excluding government insured residential loans, PPP loans and MWL, which carry nominal or no reserves, was 0.81%, 0.90% and 1.26% at September 30, 2021, June 30, 2021 and December 31, 2020, respectively.
(2)    Annualized for the periods ended June 30, 2021 and September 30, 2021.
The ACL at September 30, 2021 represents management's estimate of lifetime expected credit losses given our assessment of historical data, current conditions and a reasonable and supportable economic forecast as of the balance sheet date. The estimate was informed by Moody's economic scenarios published in September 2021, economic information provided by additional sources, information about borrower financial condition and collateral values, data reflecting the impact of recent events on individual borrowers and other relevant information.
For the quarter ended September 30, 2021, the Company recorded a recovery of credit losses of $(11.8) million, which included a recovery of $(11.6) million related to funded loans and an insignificant amount related to unfunded loan commitments and accrued interest receivable. The most significant factors contributing to the recovery of the provision for credit losses and corresponding reduction in the ACL for the quarter included declines in commercial loan balances and the accompanying shift in portfolio composition to residential loans which generally carry lower reserves, reductions in certain qualitative factors and an improving economic forecast. Improved borrower financial performance as reflected in the reduction in criticized and classified assets also contributed to the reduction in the ACL.
The following table summarizes the activity in the ACL for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Beginning balance	$175,642	$266,123	$257,323	$108,671
Cumulative effect of adoption of CECL	—	—	—	27,305
Balance after adoption of CECL	175,642	266,123	257,323	135,976
Provision (recovery)	(11,554)	27,646	(65,523)	181,095
Net charge-offs	(4,473)	(19,641)	(32,185)	(42,943)
Ending balance	$159,615	$274,128	$159,615	$274,128
Net interest income
Net interest income for the quarter ended September 30, 2021 was $195.1 million compared to $198.3 million for the immediately preceding quarter ended June 30, 2021 and $187.5 million for the quarter ended September 30, 2020.
Interest income decreased by $7.5 million for the quarter ended September 30, 2021 compared to the immediately preceding quarter, and by $20.2 million compared to the quarter ended September 30, 2020. Interest expense decreased by $4.3 million compared to the immediately preceding quarter and by $27.9 million compared to the quarter ended September 30, 2020. Decreases in interest income resulted from turnover of the loan and investment portfolios at lower prevailing rates, as well as a decline in average loans. Declines in interest expense reflected the impact of our strategy focused on lowering the cost of deposits and improving the deposit mix, runoff and repricing of deposits generated in a higher rate environment, and declines in average interest bearing liabilities.
The Company’s net interest margin, calculated on a tax-equivalent basis, decreased by 0.04% to 2.33% for the quarter ended September 30, 2021, from 2.37% for the immediately preceding quarter ended June 30, 2021. Offsetting factors impacting the net interest margin for the quarter ended September 30, 2021 included:
•The average rate paid on interest bearing deposits decreased to 0.29% for the quarter ended September 30, 2021, from 0.35% for the quarter ended June 30, 2021. This decline reflected continued initiatives taken to lower rates paid on deposits, including the re-pricing of term deposits.

•The tax-equivalent yield on investment securities decreased to 1.49% for the quarter ended September 30, 2021 from 1.56% for the quarter ended June 30, 2021. This decrease resulted from the impact of purchases of lower-yielding securities coupled with amortization, maturities and prepayment of securities purchased in a higher rate environment. Accounting adjustments related to faster prepayment speeds of securities purchased at a premium negatively impacted the yield on investment securities for the quarter ended September 30, 2021 by approximately 0.06%.
•The tax-equivalent yield on loans decreased to 3.45% for the quarter ended September 30, 2021, from 3.59% for the quarter ended June 30, 2021. Accelerated amortization of origination fees on PPP loans that were partially or fully forgiven during the quarter impacted the yield on loans by approximately 0.03% for the quarter ended September 30, 2021, compared to 0.11% for the quarter ended June 30, 2021. Factoring out the impact of accelerated amortization of PPP origination fees, the yield on loans for the quarter ended September 30, 2021 decreased by 0.06% compared to the immediately preceding quarter. This decrease is mainly the result of growth in the residential portfolio at average yields lower than our commercial loan segments.
•The increase in average non-interest bearing demand deposits as a percentage of average total deposits also positively impacted the cost of total deposits and the net interest margin.
Capital Actions
On October 20, 2021, the Company's Board of Directors authorized the repurchase of up to $150 million in shares of its outstanding common stock. This authorization is in addition to $58.3 million in remaining authorization as of September 30, 2021, under a previously announced share repurchase program. Any repurchases under the program will be made in accordance with applicable securities laws from time to time in open market or private transactions. The extent to which the Company repurchases shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, the Company’s capital position and amount of retained earnings, regulatory requirements and other considerations. No time limit was set for the completion of the share repurchase program, and the program may be suspended or discontinued without prior notice at any time.
Earnings Conference Call and Presentation
A conference call to discuss quarterly results will be held at 9:00 a.m. ET on Thursday, October 21, 2021 with Chairman, President and Chief Executive Officer, Rajinder P. Singh, Chief Financial Officer, Leslie N. Lunak and Chief Operating Officer, Thomas M. Cornish.
The earnings release and slides with supplemental information relating to the release will be available on the Investor Relations page under About Us on www.bankunited.com prior to the call. Due to recent demand for conference call services, participants are encouraged to listen to the call via a live Internet webcast at http://www.ir.bankunited.com/. The dial in telephone number for the call is (855) 798-3052 (domestic) or (234) 386-2812 (international). The name of the call is BankUnited, Inc. and the conference ID for the call is 9293887. A replay of the call will be available from 12:00 p.m. ET on October 21st through 11:59 p.m. ET on October 28th by calling (855) 859-2056 (domestic) or (404) 537-3406 (international). The conference ID for the replay is 9293887. An archived webcast will also be available on the Investor Relations page of www.bankunited.com.
About BankUnited, Inc.
BankUnited, Inc., with total assets of $35.3 billion at September 30, 2021, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida with 64 banking centers in 13 Florida counties and 4 banking centers in the New York metropolitan area at September 30, 2021.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance.
The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitations) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by the COVID-19 pandemic. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov).
Contact
BankUnited, Inc.
Investor Relations:
Leslie N. Lunak, 786-313-1698
llunak@bankunited.com
Source: BankUnited, Inc.

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except share and per share data)

	September 30, 2021	December 31, 2020
ASSETS
Cash and due from banks:
Non-interest bearing	$17,973	$20,233
Interest bearing	489,049	377,483
Cash and cash equivalents	507,022	397,716
Investment securities (including securities recorded at fair value of $10,319,691 and $9,166,683)	10,329,691	9,176,683
Non-marketable equity securities	155,584	195,865
Loans held for sale	—	24,676
Loans	22,807,969	23,866,042
Allowance for credit losses	(159,615)	(257,323)
Loans, net	22,648,354	23,608,719
Bank owned life insurance	308,912	294,629
Operating lease equipment, net	659,935	663,517
Goodwill	77,637	77,637
Other assets	619,136	571,051
Total assets	$35,306,271	$35,010,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposits:
Non-interest bearing	$9,158,281	$7,008,838
Interest bearing	3,268,709	3,020,039
Savings and money market	12,460,507	12,659,740
Time	3,228,776	4,807,199
Total deposits	28,116,273	27,495,816
Federal funds purchased	199,000	180,000
FHLB advances	2,431,014	3,122,999
Notes and other borrowings	721,527	722,495
Other liabilities	741,783	506,171
Total liabilities	32,209,597	32,027,481

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 400,000,000 shares authorized; 90,049,326 and 93,067,500 shares issued and outstanding	900	931
Paid-in capital	885,873	1,017,518
Retained earnings	2,239,963	2,013,715
Accumulated other comprehensive loss	(30,062)	(49,152)
Total stockholders' equity	3,096,674	2,983,012
Total liabilities and stockholders' equity	$35,306,271	$35,010,493

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Interest income:
Loans	$194,689	$202,520	$208,646	$602,544	$656,943
Investment securities	38,243	37,674	44,604	114,418	151,596
Other	1,413	1,607	1,322	4,613	7,950
Total interest income	234,345	241,801	254,572	721,575	816,489
Interest expense:
Deposits	14,273	17,316	37,681	53,965	170,690
Borrowings	24,950	26,174	29,412	77,937	87,407
Total interest expense	39,223	43,490	67,093	131,902	258,097
Net interest income before provision for credit losses	195,122	198,311	187,479	589,673	558,392
Provision for (recovery of) credit losses	(11,842)	(27,534)	29,232	(67,365)	180,074
Net interest income after provision for credit losses	206,964	225,845	158,247	657,038	378,318
Non-interest income:
Deposit service charges and fees	5,553	5,417	4,040	15,870	11,927
Gain on sale of loans, net	1,403	2,234	2,953	5,391	10,745
Gain (loss) on investment securities, net	(664)	4,155	7,181	5,856	10,564
Lease financing	13,212	13,522	13,934	39,222	45,565
Other non-interest income	5,974	7,429	8,184	22,192	19,140
Total non-interest income	25,478	32,757	36,292	88,531	97,941
Non-interest expense:
Employee compensation and benefits	57,224	56,459	48,448	172,971	156,212
Occupancy and equipment	11,760	11,492	12,170	35,127	36,440
Deposit insurance expense	3,552	4,222	5,886	15,224	15,095
Professional fees	2,312	2,139	2,436	6,363	8,771
Technology and telecommunications	16,687	16,851	15,435	49,279	42,056
Depreciation of operating lease equipment	12,944	12,834	12,315	37,995	37,137
Other non-interest expense	13,563	14,455	11,937	42,756	38,154
Total non-interest expense	118,042	118,452	108,627	359,715	333,865
Income before income taxes	114,400	140,150	85,912	385,854	142,394
Provision for income taxes	27,459	36,176	19,353	96,125	30,278
Net income	$86,941	$103,974	$66,559	$289,729	$112,116
Earnings per common share, basic	$0.94	$1.12	$0.70	$3.12	$1.17
Earnings per common share, diluted	$0.94	$1.11	$0.70	$3.12	$1.17

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Three Months Ended September 30, 2021			Three Months Ended June 30, 2021			Three Months Ended September 30, 2020

	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)
Assets:
Interest earning assets:
Loans	$22,879,654	$197,995	3.45%	$22,996,564	$205,940	3.59%	$23,447,514	$212,388	3.61%
Investment securities (3)	10,452,255	38,939	1.49%	9,839,422	38,338	1.56%	9,065,478	45,351	2.00%
Other interest earning assets	750,700	1,413	0.75%	1,380,317	1,607	0.47%	552,515	1,322	0.95%
Total interest earning assets	34,082,609	238,347	2.79%	34,216,303	245,885	2.88%	33,065,507	259,061	3.13%
Allowance for credit losses	(171,381)			(215,151)			(272,464)
Non-interest earning assets	1,856,608			1,732,676			1,897,723
Total assets	$35,767,836			$35,733,828			$34,690,766
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$3,038,038	$1,701	0.22%	$3,069,945	$2,594	0.34%	$2,800,421	$4,127	0.59%
Savings and money market deposits	13,554,572	10,029	0.29%	13,541,237	11,307	0.33%	10,664,462	15,853	0.59%
Time deposits	2,866,746	2,543	0.35%	3,380,582	3,415	0.41%	6,519,852	17,701	1.08%
Total interest bearing deposits	19,459,356	14,273	0.29%	19,991,764	17,316	0.35%	19,984,735	37,681	0.75%
Federal funds purchased	70,054	15	0.08%	—	—	—%	53,587	14	0.10%
FHLB and PPPLF borrowings	2,647,314	15,678	2.35%	2,873,922	16,922	2.36%	4,117,181	20,146	1.95%
Notes and other borrowings	721,638	9,257	5.13%	721,753	9,252	5.13%	722,271	9,252	5.12%
Total interest bearing liabilities	22,898,362	39,223	0.68%	23,587,439	43,490	0.74%	24,877,774	67,093	1.07%
Non-interest bearing demand deposits	8,912,960			8,163,879			6,186,718
Other non-interest bearing liabilities	752,774			851,044			803,498
Total liabilities	32,564,096			32,602,362			31,867,990
Stockholders' equity	3,203,740			3,131,466			2,822,776
Total liabilities and stockholders' equity	$35,767,836			$35,733,828			$34,690,766
Net interest income		$199,124			$202,395			$191,968
Interest rate spread			2.11%			2.14%			2.06%
Net interest margin			2.33%			2.37%			2.32%

(1)    On a tax-equivalent basis where applicable
(2)    Annualized
(3)    At fair value except for securities held to maturity

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Nine Months Ended September 30,
	2021			2020
	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)
Assets:
Interest earning assets:
Loans	$23,139,389	$612,756	3.54%	$23,278,042	$668,187	3.83%
Investment securities (3)	9,792,350	116,464	1.59%	8,501,513	153,987	2.42%
Other interest earning assets	1,063,476	4,613	0.58%	654,623	7,950	1.62%
Total interest earning assets	33,995,215	733,833	2.88%	32,434,178	830,124	3.42%
Allowance for credit losses	(213,352)			(222,085)
Non-interest earning assets	1,771,639			1,874,709
Total assets	$35,553,502			$34,086,802
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$3,017,301	7,069	0.31%	$2,475,388	15,808	0.85%
Savings and money market deposits	13,299,066	33,463	0.34%	10,509,559	71,056	0.90%
Time deposits	3,520,674	13,433	0.51%	7,040,101	83,826	1.59%
Total interest bearing deposits	19,837,041	53,965	0.36%	20,025,048	170,690	1.14%
Federal funds purchased	26,245	17	0.09%	89,033	412	0.62%
FHLB and PPPLF borrowings	2,863,093	50,158	2.34%	4,496,407	66,284	1.97%
Notes and other borrowings	721,897	27,762	5.13%	548,851	20,711	5.03%
Total interest bearing liabilities	23,448,276	131,902	0.75%	25,159,339	258,097	1.37%
Non-interest bearing demand deposits	8,194,570			5,292,702
Other non-interest bearing liabilities	783,618			791,057
Total liabilities	32,426,464			31,243,098
Stockholders' equity	3,127,038			2,843,704
Total liabilities and stockholders' equity	$35,553,502			$34,086,802
Net interest income		$601,931			$572,027
Interest rate spread			2.13%			2.05%
Net interest margin			2.36%			2.35%

(1)    On a tax-equivalent basis where applicable
(2)    Annualized
(3)    At fair value except for securities held to maturity

BANKUNITED, INC. AND SUBSIDIARIES
EARNINGS PER COMMON SHARE
(In thousands except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
c	2021	2020	2021	2020
Basic earnings per common share:
Numerator:
Net income	$86,941	$66,559	$289,729	$112,116
Distributed and undistributed earnings allocated to participating securities	(1,112)	(2,896)	(3,701)	(4,816)
Income allocated to common stockholders for basic earnings per common share	$85,829	$63,663	$286,028	$107,300
Denominator:
Weighted average common shares outstanding	92,053,714	92,405,239	92,787,824	92,918,030
Less average unvested stock awards	(1,208,304)	(1,183,564)	(1,218,416)	(1,164,317)
Weighted average shares for basic earnings per common share	90,845,410	91,221,675	91,569,408	91,753,713
Basic earnings per common share	$0.94	$0.70	$3.12	$1.17
Diluted earnings per common share:
Numerator:
Income allocated to common stockholders for basic earnings per common share	$85,829	$63,663	$286,028	$107,300
Adjustment for earnings reallocated from participating securities	2	4	5	3
Income used in calculating diluted earnings per common share	$85,831	$63,667	$286,033	$107,303
Denominator:
Weighted average shares for basic earnings per common share	90,845,410	91,221,675	91,569,408	91,753,713
Dilutive effect of stock options and certain shared-based awards	182,448	171,054	152,675	142,008
Weighted average shares for diluted earnings per common share	91,027,858	91,392,729	91,722,083	91,895,721
Diluted earnings per common share	$0.94	$0.70	$3.12	$1.17

BANKUNITED, INC. AND SUBSIDIARIES
SELECTED RATIOS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Financial ratios (4)
Return on average assets	0.96%	0.76%	1.09%	0.44%
Return on average stockholders’ equity	10.8%	9.4%	12.4%	5.3%
Net interest margin (3)	2.33%	2.32%	2.36%	2.35%

	September 30, 2021	December 31, 2020
Asset quality ratios
Non-performing loans to total loans (1)(5)	1.21%	1.02%
Non-performing assets to total assets (2)(5)	0.80%	0.71%
Allowance for credit losses to total loans	0.70%	1.08%
Allowance for credit losses to non-performing loans (1)(5)	57.69%	105.26%
Net charge-offs to average loans (4)	0.19%	0.26%

(1)    We define non-performing loans to include non-accrual loans and loans other than purchased credit deteriorated and government insured residential loans that are past due 90 days or more and still accruing. Contractually delinquent purchased credit deteriorated and government insured residential loans on which interest continues to be accrued are excluded from non-performing loans.
(2)    Non-performing assets include non-performing loans, OREO and other repossessed assets.
(3)    On a tax-equivalent basis.
(4) Annualized for the three and nine month periods.
(5)    Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $49.1 million or 0.22% of total loans and 0.14% of total assets, at September 30, 2021; and $51.3 million or 0.22% of total loans and 0.15% of total assets, at December 31, 2020.

	September 30, 2021		December 31, 2020		Required to be Considered Well Capitalized
	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.
Capital ratios
Tier 1 leverage	8.6%	9.6%	8.6%	9.5%	5.0%
Common Equity Tier 1 ("CET1") risk-based capital	13.4%	14.9%	12.6%	13.9%	6.5%
Total risk-based capital	15.3%	15.4%	14.7%	14.8%	10.0%
On a fully-phased in basis with respect to the adoption of CECL, the Company's and the Bank's CET1 risk-based capital ratios would have been 13.3% and 14.8%, respectively, at September 30, 2021.

Non-GAAP Financial Measures
ACL to total loans, excluding government insured residential loans, PPP loans and MWL is a non-GAAP financial measure. Management believes this measure is relevant to understanding the adequacy of the ACL coverage, excluding the impact of loans which carry nominal or no reserves. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions. The following table reconciles the non-GAAP financial measurement of ACL to total loans, excluding government insured residential loans, PPP loans and MWL to the comparable GAAP financial measurement of ACL to total loans at the dates indicated (dollars in thousands):

	September 30, 2021	June 30, 2021	December 31, 2020
Total loans (GAAP)	$22,807,969	$22,885,074	$23,866,042
Less: Government insured residential loans	1,913,497	1,863,723	1,419,074
Less: PPP loans	332,548	491,960	781,811
Less: MWL	877,006	1,018,267	1,259,408
Total loans, excluding government insured residential loans, PPP loans and MWL (non-GAAP)	$19,684,918	$19,511,124	$20,405,749

ACL	$159,615	$175,642	$257,323

ACL to total loans (GAAP)	0.70%	0.77%	1.08%

ACL to total loans, excluding government insured residential loans, PPP loans and MWL (non-GAAP)	0.81%	0.90%	1.26%
Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry. The following table reconciles the non-GAAP financial measurement of tangible book value per common share to the comparable GAAP financial measurement of book value per common share at the dates indicated (in thousands except share and per share data):

	September 30, 2021	December 31, 2020
Total stockholders’ equity (GAAP)	$3,096,674	$2,983,012
Less: goodwill	77,637	77,637
Tangible stockholders’ equity (non-GAAP)	$3,019,037	$2,905,375

Common shares issued and outstanding	90,049,326	93,067,500

Book value per common share (GAAP)	$34.39	$32.05

Tangible book value per common share (non-GAAP)	$33.53	$31.22